UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
August 3, 2009
Date of report (Date of earliest event reported)
PepsiAmericas, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-15019	13-6167838
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
4000 RBC Plaza
60 South Sixth Street
Minneapolis, Minnesota 55402
(Address of principal executive offices, including zip code)
(612) 661-4000
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On August 4, 2009, PepsiAmericas, Inc. (“we” or the “Company”) entered into an Agreement and Plan of Merger dated as of August 3, 2009 (the “Merger Agreement”) with PepsiCo, Inc., a North Carolina corporation (“PepsiCo”), and Pepsi-Cola Metropolitan Bottling Company, Inc., a New Jersey corporation and wholly owned subsidiary of PepsiCo (“Merger Sub”). The Merger Agreement provides for the merger (the “Merger”) of PepsiAmericas with and into Merger Sub, with Merger Sub surviving as a wholly owned subsidiary of PepsiCo.
     Pursuant to the Merger Agreement, our shareholders will have the option to elect either $28.50 in cash or 0.5022 shares of PepsiCo common stock for each share of PepsiAmericas (which had a value of $28.50 based on PepsiCo’s closing share price of $56.75 on July 31, 2009), subject to proration such that the aggregate consideration to be paid to our shareholders shall be 50 percent cash and 50 percent PepsiCo common stock. The consummation of the Merger is subject, among other things, to the approval of the Merger by the shareholders of PepsiAmericas and to certain regulatory approvals.
     Prior to its execution, the Merger Agreement was approved by the Board of Directors of PepsiAmericas, which based its determination to approve the Merger Agreement on the recommendation of its Transactions Committee. Based on the approval of the Merger by a majority of our independent directors as defined under the Second Amended and Restated Shareholder Agreement between the Company and PepsiCo dated September 6, 2005 (the “Shareholder Agreement”), the Merger will constitute a permitted acquisition as defined under the Shareholder Agreement and therefore will not trigger the Rights Agreement, dated as of May 20, 1999, as amended, by and between the Company and Wells Fargo Bank N.A, as successor rights agent.
     In connection with the Merger, PepsiCo will file with the SEC a registration statement on Form S-4 that will include a proxy statement of PepsiAmericas. We will mail the proxy statement / prospectus to our shareholders when it becomes available, because it contains important information for our shareholders regarding the Merger. Copies of all documents filed with the SEC regarding this transaction may be obtained free of charge at the SEC’s website, www.sec.gov, or at the website of PepsiAmericas, www.pepsiamericas.com, under “Investor Relations.”
     We sell a variety of brands that we bottle under licenses from PepsiCo or PepsiCo joint ventures, which accounted for approximately 80 percent of our total net sales in fiscal year 2008. PepsiCo beneficially owned approximately 43 percent of PepsiAmericas’ common stock as of July 31, 2009. We purchase concentrates from PepsiCo, pay royalties related to Aquafina products, and manufacture, package, sell and distribute cola and non-cola beverages under various bottling agreements with PepsiCo. Other significant transactions and agreements with PepsiCo include arrangements for marketing, promotional and advertising support; manufacturing services related to PepsiCo’s national account customers; procurement of raw materials; and the acquisition of Sandora.
     The joint press release issued on August 4, 2009 is filed as an exhibit hereto and is incorporated by reference herein. We expect to file the Merger Agreement in a separate filing under the Exchange Act.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (d) See “Exhibit Index.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PepsiAmericas, Inc.
Date: August 4, 2009	By:	/s/ Alexander H. Ware
Alexander H. Ware
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99	Press release dated August 4, 2009.